                                                                 Exhibit 5.1

                                 January 28, 2000

Whittman-Hart, Inc.
311 South Wacker Drive
Suite 3500
Chicago, Illinois 60606

Ladies and Gentlemen:

     We have acted as counsel for Whittman-Hart, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to (i) 1,098,221 shares (the "Four Points Shares") of the Company's Common Stock, par value $.001 per share ("Common Stock"), issued to the members of Four Points Digital, L.L.C. pursuant to that certain Exchange Agreement, dated as of November 11, 1999, by and between Four Points Digital, L.L.C. and the Company (the "Four Points Agreement"); (ii) 353,602 shares of Common Stock (the "November Fulcrum Shares") issued to the stockholders of Fulcrum Solutions Limited pursuant to that certain Merger Agreement, dated as of November 27, 1999, by and between the persons listed on Schedule 1 attached thereto and the Company (the "November Fulcrum Agreement"); and (iii) 7,267 shares of Common Stock (the "December Fulcrum Shares," and, together with the Four Points Shares and the November Fulcrum Shares, the "Shares") issued to the shareholders of Fulcrum Solutions, Inc. pursuant to that certain Acquisition Agreement, dated as of November 27, 1999, by and among Whittman-Hart, Inc. and the shareholders of Fulcrum Solutions, Inc., as supplemented by the Supplement to Acquisition Agreement, dated as of December 30, 1999, by and among Whittman-Hart, Inc. and the shareholders of Fulcrum Solutions, Inc.
(the "December Fulcrum Agreement").

     In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the transfer agent for, the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including
(a) the Registration Statement, (b) the Amended and Restated Certificate of Incorporation of the Company, (c) the Second Amended and Restated By-Laws of the Company, (d) resolutions adopted by the

Whittman-Hart, Inc.
January 28, 2000
Page 2

Board of Directors of the Company, (e) the Four Points Agreement, (f) the November Fulcrum Agreement and (g) the December Fulcrum Agreement.

     In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon and subject to the foregoing, it is our opinion that the Shares are validly issued, fully paid and nonassessable.

     Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

     We hereby consent to the use of our name under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to use of this opinion for filing as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the related rules and regulations thereunder.

                                         Very truly yours,


                                         /s/ KATTEN MUCHIN ZAVIS